Exhibit 10.1

GAMESTOP CORP.

AMENDED AND RESTATED 2011 INCENTIVE PLAN

GAMESTOP CORP., a Delaware corporation (the “Company”), has adopted this GameStop Corp. Amended and Restated 2011 Incentive Plan (the “Plan”) effective as of June 25, 2013 (the “Effective Date”).

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company and its Affiliates, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as officers, employees, consultants, advisors and/or directors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success and/or by providing the opportunity to earn performance incentive awards, the achievement of which would increase stockholder value.

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are, have been, or are expected to be responsible for the success of the Company and its Affiliates.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1

PURPOSE OF THE PLAN

Section 1.1. Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company and its Affiliates who will contribute to the Company’s success and to achieve short-term and long-term objectives that will inure to the benefit of all shareholders of the Company through the additional incentive inherent in Awards granted hereunder.

ARTICLE 2

DEFINITIONS

Section 2.1. “Affiliate” means any entity in an unbroken chain of entities beginning with the Company if, at the time of the grant of an Award, each of the entities other than the last entity in the unbroken chain owns stock (or beneficial ownership for non-corporate entities) possessing 50 percent or more of the total combined voting power of all classes of stock (or beneficial ownership for non-corporate entities) in one of the other entities in such chain.

Section 2.2. “Award” means a grant of cash, Options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Other Share-Based Awards, or any other right, interest or option related to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

Section 2.3. “Award Agreement” shall mean any written agreement between a Participant and the Company governing the grant of an Award under this Plan.

Section 2.4. “Board” shall mean the Board of Directors of the Company.

Section 2.5. “Change in Control” shall mean a “Change in the Ownership of the Company,” a “Change in Effective Control of the Company,” or a “Change in the Ownership of a Substantial Portion of the Assets of the Company,” all as defined below:

(1) A “Change in the Ownership of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group (within the meaning of Code Section 409A), is considered to own more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a “Change in the Ownership of the Company.”

(2) A “Change in the Effective Control of the Company” occurs only on the date that either:

(A) Any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty (30) percent or more of the total voting power of the Company; or

(B) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(3) A “Change in the Ownership of a Substantial Portion of the Assets of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Section 2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 2.7. “Committee” shall mean the Compensation Committee of the Board or any successor committee the Board may designate to administer the Plan, provided such Committee consists of no fewer than two Directors, each of whom is (i) an “outside director” within the meaning of Code Section 162(m), (ii) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (iii) an “independent director” for purposes of the rules and regulations of the New York Stock Exchange. Notwithstanding the foregoing, the Committee, in accordance with 8 Del. C. 1953, § 157(c), may appoint to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act, in that case and with respect to the issuance of such Awards, any reference herein to “the Committee” will also mean the officer or officers so appointed.

Section 2.8. “Company” has the meaning set forth in the introductory paragraph of the Plan.

Section 2.9. “Covered Employee” shall mean a “covered employee” within the meaning of Code Section 162(m)(3).

Section 2.10. “Director” shall mean any member of the Board.

Section 2.11. “Disability” shall mean with respect to any Participant (i) “Disability” (or any substantially similar concept) as described in the Participant’s employment, consulting, severance or similar agreement with the Company or an Affiliate, or (ii) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement with the Company or an Affiliate that addresses Disability (or any substantially similar concept) a medically determinable physical or mental impairment entitling the Participant to income replacement benefits under any long-term disability plan maintained or sponsored by the Company (or the Affiliate for which the Participant performs services).

Section 2.12. “Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Affiliate.

Section 2.13. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 2.14. “Fair Market Value” of Shares as of a specified date shall mean, if the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the closing price of the Shares for the date as of which Fair Market Value is being determined as reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)) on which the Shares are traded, or, if such date is not a trading day, the closing price for the most recently preceding trading day. If the Shares are not listed or admitted to trading on any such exchange, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. Notwithstanding the foregoing, the Fair Market Value of Shares shall be determined in accordance with Code Section 409A, to the extent necessary for an Award to comply with or be exempt from Code Section 409A.

Section 2.15. “Freestanding Stock Appreciation Right” shall mean a right to receive cash or whole Shares in an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of such Freestanding Stock Appreciation Right.

Section 2.16. “Incentive Stock Options” shall mean Options that qualify as such under Code Section 422.

Section 2.17. “Involuntary Termination” shall mean with respect to any Participant (i) a termination of that Participant’s employment or service with Company or its Affiliates without “Cause” or for “Good Reason” (or any substantially similar concept) as described in the Participant’s employment, consulting, severance or similar agreement with the Company or an Affiliate, or (ii) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement with the Company or an Affiliate that addresses termination without Cause or for Good Reason (or any substantially similar concept), a termination of a Participant’s employment or service that is determined, in the Committee’s sole discretion, to be an involuntary termination.

Section 2.18. “Non-Qualified Stock Options” shall mean Options that do not qualify as Incentive Stock Options.

Section 2.19. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

Section 2.20. “Optionee” shall mean any individual granted an Option under this Plan.

Section 2.21. “Other Share-Based Awards” shall mean any right granted to a Participant pursuant to Article 9.

Section 2.22. “Participant” shall mean an Employee or a Director who is selected by the Committee to receive an Award under the Plan.

Section 2.23. “Permitted Assignee” shall mean any family member to whom an Option or Stock Appreciation Right is transferred pursuant to Section 13.2.

Section 2.24. “Performance Award” shall mean the right granted to a Participant pursuant to Article 8.

Section 2.25. “Performance Criteria” shall have the meaning of such term set forth in Exhibit A.

Section 2.26. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

Section 2.27. “Restricted Stock Award” shall mean the right granted to a Participant pursuant to Article 7.

Section 2.28. “Retirement” shall mean a Participant’s voluntary termination of employment or service following or coincident with such Participant attaining eligibility for retirement in compliance with the policies of the Company, as in effect from time to time.

Section 2.29. “Restricted Stock” shall mean the Shares granted to a Participant pursuant to a Restricted Stock Award as otherwise described in Article 7.

Section 2.30. “Shares” shall mean the shares of common stock of the Company, par value $.001 per share.

Section 2.31. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6, which is either a “Tandem Stock Appreciation Right” or a “Freestanding Stock Appreciation Right.”

Section 2.32. “Tandem Stock Appreciation Right” shall mean a right to receive cash or whole Shares in lieu of purchase of a Share under a related Option in an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the related Option.

ARTICLE 3

SHARES SUBJECT TO AWARDS; LIMITATIONS

Section 3.1. Number of Shares. Subject to the adjustment provisions of Section 13.6, the aggregate number of Shares that may be issued under Awards under the Plan, whether pursuant to Options, Restricted Stock Awards, Performance Awards, Other Share-Based Awards, or any other Award under the Plan shall be 9,250,000 Shares. Immediately upon the effective date of this Plan, any Shares then remaining available for grant under any other incentive plan of the Company (other than with respect to awards then outstanding under such plan) shall no longer be available for grant. No Options to purchase fractional Shares shall be granted and no fractional shares shall be issued under the Plan. For purposes of this Section 3.1, the Shares that shall be counted toward such limitation shall include all Shares:

(1) issued or issuable pursuant to Options that have been or may be exercised;

(2) issued as, or subject to issuance as a Restricted Stock Award; and

(3) issued or issuable under any other Award granted under the terms of the Plan.

Section 3.2. Shares Subject to Terminated Awards. The Shares covered by any unexercised portions of terminated Options granted under Article 5, Shares forfeited as provided in Article 5, and Shares subject to any Awards that are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to or used in conjunction with new Awards under the Plan, other than grants of Options that are intended to be Incentive Stock Options. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares tendered for the exercise of the Option shall not be available for the grant of Awards under the Plan. Shares subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights, shall not again be available for the grant of Awards under the Plan. Shares withheld by, or otherwise remitted to, the Company to satisfy an Employee’s tax withholding obligations (including as a result of a net exercise) with respect to any Award granted under this Plan shall not be available for the grant of Awards under the Plan.

Section 3.3. Character of Shares. Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

Section 3.4. Limitations on Grants to Individual Participant. Subject to adjustments pursuant to the provisions of Section 13.6, the maximum number of Shares with respect to which Awards may be granted hereunder to any Employee during any fiscal year of the Company shall be one million (1,000,000) Shares and the maximum cash incentive Award that may be paid under Section 11 to any Employee during any fiscal year of the Company shall be $6,000,000 (as applicable, the “Limitation”). If an Option is canceled, the canceled Option shall continue to be counted toward the Limitation for the year granted. An Option (or a Stock Appreciation Right) that is repriced during any fiscal year is treated as the cancellation of the Option (or Stock Appreciation Right) and a grant of a new Option (or Stock Appreciation Right) for purposes of the Limitation for that fiscal year.

ARTICLE 4

ELIGIBILITY AND ADMINISTRATION

Section 4.1. Awards to Employees and Directors. The Committee shall, in its complete and absolute discretion, select those key officers, employees, consultants, advisors and directors of the Company or any Affiliate who shall receive Awards and become Participants under this Plan. The Committee’s designation of an individual as a Participant in any year shall not require the Committee to designate such person as a Participant in any other year. The grant to a Participant of Awards under one portion of the Plan shall not require the Committee to grant such Participant an Award under other portions of the Plan.

Section 4.2. Administration. The Plan shall be administered by the Committee. Any Award granted to a member of the Committee shall be on terms consistent with Awards made to other Directors who are not members of the Committee and who are not employees, provided that the grant of such Awards shall be contingent upon Board ratification or approval of such Awards. The Committee shall determine the amount, type, and terms of each Award, subject to the provisions of the Plan. The Committee is authorized, subject to the provisions of the Plan, to construe and interpret the Plan, and establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members. The Committee is also authorized, subject to the provisions of the Plan, to make provisions in various Awards pertaining to a “change in control” of the Company and to amend or modify existing Awards. The Committee is also authorized to: (i) determine whether and to what extent and under what circumstances any Award shall be canceled or suspended, (ii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect, and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and any Award thereunder and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its shareholders, Directors, Employees, and Plan participants and beneficiaries.

Section 4.3. Delegation. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of, but only to the extent authorized by, the Committee. The Committee may also delegate to one or more officers of the Company (who need not be Directors) the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act, provided that the Committee shall have fixed the total number of Shares and fixed the total amount of cash that may be distributed pursuant to such delegation. Any such delegation shall be subject to the applicable corporate laws of the State of Delaware. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

Section 4.4. Designation of Advisors. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Any reports or opinions from any such counsel, consultants, and agents may take into account Award grant practices, including the nature and amount of Awards and any performance criteria related to such Awards, at publicly traded or privately held corporations that are similar to or are industry peers with the Company. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

Section 4.5. Liability. The Committee, its members and any person designated pursuant to Section 4.4 shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board or designated person shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board and any designated person shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s, or designated person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE 5

OPTIONS

Section 5.1. Grant of Options. The Committee shall determine, within the limitations of the Plan generally, those key officers, employees, consultants, advisors and Directors of the Company or any Affiliate to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option, the option price and other terms of each such Option, and shall designate such Options at the time of the grant as either Incentive Stock Options or Non-Qualified Stock Options; provided, however, that Options granted to employees of an Affiliate (that is not also a parent or a subsidiary) or to non-employees of the Company may only be Non-Qualified Stock Options. Awards of Options shall be granted hereunder only to the extent the underlying stock constitutes “service recipient stock” of an “eligible issuer” as defined under Section 409A of the Code.

Section 5.2. Terms and Conditions. All Options granted under this Plan shall be subject to the following terms and conditions:

(1) All Options shall be evidenced in writing by Award Agreements in such form and containing such terms and conditions as the Committee shall determine, provided that such terms are not inconsistent with the provisions of the Plan;

(2) The per Share exercise price of any Option granted pursuant to this Plan shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Option, unless approved by the stockholders of the Company;

(3) The Committee shall determine any vesting schedules (subject to Section 13.10) and terms, conditions, and limitations governing the exercise of Options granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Option; and

(4) All Options granted hereunder shall expire and no longer be exercisable by their terms no later than ten years following the date such Options are granted.

Section 5.3. General Provisions. The granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to this Plan at the same time and may hold both Incentive Stock Options and Non-Qualified Stock Options at the same time. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option. Options granted pursuant to this Article 5 shall be made in accordance with the terms and provisions of Article 13 and any other applicable terms and provisions of the Plan.

Section 5.4. Modification and Cancellation. Subject to Section 13.9, the Committee has the discretion to modify the terms and conditions of an Option after grant as long as no rights of the Participant are impaired, provided, however, that in no instance may the term of the Option, if extended, exceed the ten (10) years from the date of grant of the Option. No Option may be cancelled in exchange for cash at the time the exercise price per Share is greater than the Fair Market Value per Share of the underlying Shares, unless otherwise approved by the Company’s stockholders.

Section 5.5. Incentive Stock Options. No Option that is intended to qualify as an Incentive Stock Option may be granted to any individual that is not an employee of the Company or a parent or a subsidiary of the Company. For purposes of the Plan, the terms “subsidiary” and “parent” shall mean “subsidiary corporation” and “parent corporation,” respectively, as such terms are defined in Sections 424(f) and 424(e) of the Code. Notwithstanding any other provision in this Plan to the contrary, all Incentive Stock Options granted under this Plan shall, in addition to being subject to the conditions under Section 5.2, be subject to the following terms and conditions:

(1) The terms and conditions of any Incentive Stock Option granted hereunder shall be subject to and shall be designed to comply with the provisions of Code Section 422;

(2) The per Share exercise price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option, determined on the date of the grant, but only if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company;

(3) To the extent that the aggregate Fair Market Value (determined on the date of grant) of any Incentive Stock Options that are exercisable for the first time during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Non-Qualified Stock Options;

(4) Solely for the purposes of determining whether the Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 9,250,000 Shares; and

(5) The term of any Incentive Stock Option shall expire no later than five years following the date of grant if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company.

ARTICLE 6

STOCK APPRECIATION RIGHTS

Section 6.1. Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan provided such rights are granted at the time of the grant of such Option. A Stock Appreciation Right may be either a Tandem Stock Appreciation Right or a Freestanding Stock Appreciation Right.

Section 6.2. Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option. A Tandem Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, and a Tandem Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until, and then only to the extent that, the exercise or termination of the related Option exceeds the number of Shares not covered by the Tandem Stock Appreciation Right. A Tandem Stock Appreciation Right may be exercised by the holder thereof by giving written notice thereof to the Company and surrendering the applicable portion of the related Option. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

Section 6.3. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, including Section 13.10, as shall be determined from time to time by the Committee, including the following:

(1) Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of the Plan;

(2) The Committee shall determine any vesting schedules and terms, conditions, and limitations governing the exercise of any Stock Appreciation Right granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Stock Appreciation Right, provided that the per Share price used for determining appreciation of any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Stock Appreciation Right, unless approved by the stockholders of the Company;

(3) All Stock Appreciation Rights granted hereunder shall expire and no longer be exercisable no later than ten years following the date such Stock Appreciation Rights are granted, provided that the term of a Tandem Stock Appreciation Right shall be identical as the term of the Option to which such Tandem Stock Appreciation Right relates;

(4) The holder of a Stock Appreciation Right shall specify in his written notice of exercise the number of Shares with respect to which such Stock Appreciation Right is being exercised and whether payment shall be made in cash or in whole Shares (unless otherwise provided in the Award Agreement governing such Stock Appreciation Right);

(5) Each Tandem Stock Appreciation Right may be exercised only at the time and so long as a related Option, if any, would be exercisable or as otherwise permitted by applicable law;

(6) Upon the exercise of a Tandem Stock Appreciation Right, the Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation of the number of Shares to be issued under the Plan, as set forth in Section 3.1 of the Plan; and

(7) No Tandem Stock Appreciation Rights may be granted in connection with an Option that is an Incentive Stock Option.

ARTICLE 7

RESTRICTED STOCK AWARDS

Section 7.1. Restricted Stock Awards. The Committee may grant to any Participant a Restricted Stock Award pursuant to this Section 7.1. A Restricted Stock Award is an Award that provides for the grant of Restricted Stock. Restricted Stock is any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any forfeiture restrictions, restrictions on the right to vote such Share, and restrictions on the right to receive any dividends thereunder), which restrictions may lapse separately or in combination at such times, in installments or otherwise, as the Committee may deem appropriate.

Section 7.2. Terms of Restricted Stock Awards. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan, including Section 13.10. The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards.

Section 7.3. Issuance of Restricted Stock. As soon as practicable after the date of grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company Shares registered in the name of the Company, as nominee for the Participant, with such Shares heretofore described as Restricted Stock; provided, however, such Restricted Stock shall be subject to forfeiture to the Company retroactive to the date of grant if an Award Agreement delivered to the Participant by the Company with respect to such Restricted Stock is not duly executed by the Participant and timely returned to the Company. All Restricted Stock covered by Restricted Stock Awards under this Article 7 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Stock Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to a Restricted Stock Award, the share certificates, if any, representing such Restricted Stock shall be held in custody by the Company or its designee.

Section 7.4. Shareholder Rights. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the related Award Agreement, unless such Award Agreement provides otherwise, the Participant shall become a shareholder of the Company with respect to all Restricted Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Restricted Stock and the right to receive distributions made with respect to such Restricted Stock; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Stock granted pursuant to this Plan as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be represented by book entry and held as prescribed in Section 7.3. Notwithstanding the foregoing, and subject to compliance with Code Section 409A, the Committee may require that any dividends otherwise payable with respect to a Restricted Stock shall not be paid currently but shall instead be accumulated and paid upon lapse of the restriction for such Restricted Stock.

Section 7.5. Restriction on Transferability. None of the Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

Section 7.6. Release of Restrictions. As promptly as administratively feasible after the restrictions applicable to all or a portion of Restricted Stock Award lapse, the Company shall (a) deliver, or (b) make an appropriate entry on the books of the Company transferring, the appropriate number of Shares to the Participant (or the Participant’s beneficiary), free of all such restrictions except for any restrictions that may be imposed by law.

Section 7.7. Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee. All Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Stock shall terminate unless the Participant continues in the service of the Company as an employee (or Director, consultant or advisor, as the case may be) until the expiration of the forfeiture period for such Restricted Stock and satisfies any and all other conditions set forth in the Award Agreement. The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award and the Committee has the discretion to modify the terms and conditions of any Restricted Stock Award.

ARTICLE 8

PERFORMANCE AWARDS

Section 8.1. Terms of Performance Awards. Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Exhibit A. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

ARTICLE 9

OTHER SHARE-BASED AWARDS

Section 9.1. Other Share-Based Awards. The Committee is authorized to grant Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or any Affiliate of the Company, stock equivalent units, and Awards valued by reference to book value of Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Shares to be awarded pursuant to or referenced by such Awards, and all other conditions of the Awards; provided, however, that the aggregate amount of Shares granted pursuant to Other Share-Based Award(s) shall not exceed five percent (5%) of the Shares authorized for grant under this Plan. The cap set forth in the foregoing proviso shall not apply to Shares granted pursuant to Other Share-Based Award(s) which were granted to a Participant in lieu of earned cash compensation. In addition to the foregoing, grants of Other Share-Based Awards may be subject to such conditions, restrictions and contingencies as the Committee may determine which may include, but are not limited to, continuous service with the Company or any Affiliate of the Company and/or the achievement of performance goals.

ARTICLE 10

CODE SECTION 162(m) PROVISIONS

Section 10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines that any Award (including a cash Award under Article 11) is being granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

Section 10.2. Performance Goals. If an Award is subject to this Article 10, then the lapsing of restrictions thereon and the distribution of Shares, cash or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of performance criteria described in Exhibit A. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may specify in advance to also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Before any payments are made with respect to any Awards subject to this Article 10, the Committee shall certify in writing that the performance goals relating to such payment have been met.

Section 10.3. Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

ARTICLE 11

CASH INCENTIVE AWARDS

Section 11.1. Eligible Employees. Covered Employees and such other Employees as may be selected in the Committee’s sole discretion are eligible to receive cash Awards under this Section 11 and all cash Awards under this Section shall be subject to Article 10.

Section 11.2. Annual Cash Performance Bonus Awards. Not later than 90 days after the commencement of each fiscal year (and before 25% of the relevant period of service for each Employee has elapsed), the Committee shall establish in writing separately for each Employee then receiving an Award under this Section 11 (a) the percentage of such Employee’s base salary that shall be the subject of an Award (the “Target Bonus”) and (b) the target Performance Criterion or Performance Criteria, the attainment of which is then substantially uncertain and the achievement of which will result in the payment of the Target Bonus (the “Target”). At the time the Target is selected, the Committee in its sole discretion, may, but need not, (a) specify such portion of the Target Bonus payable upon partial attainment of a Target, (b) provide for the payment of a cash bonus in excess of the Target Bonus if the Performance Criteria is exceeded, (c) provide for interpolation of the bonus payable if the performance actually attained is between any such established goals and/or (d) specify other conditions for payment.

Section 11.3. Timing of Bonus. Cash bonuses will not become payable and will not be paid until the Committee certifies the extent to which the Target has been attained. The Committee has no discretion to increase the amount of compensation that would otherwise be due upon attainment of the Target. Awards under this Section 11 shall be made in cash and shall be payable in a lump sum.

Section 11.4. Modifications. At any time prior to the payment of an Award under this Section 11, the Committee may, in its sole discretion, decrease or eliminate the Award payable to any Employee, in each case to reflect the individual performance and contribution of such Employee or such other factors as the Committee deems relevant. The determination of the Committee as to matters set forth in this Section 11 shall be final and conclusive.

Section 11.5. Termination of Employment. Unless otherwise determined by the Committee (or as provided in an agreement with the Employee), an Employee must be employed by the Company or one of its Affiliates on the last day of the fiscal year to be eligible to receive a cash Award for such year; provided however, if an Employee granted an Award under this Section 11 dies or incurs a total disability, any Award so made shall be paid to his estate or legal representative at such time and in such manner as if he were living or not totally disabled, prorated for the portion of the fiscal year in which the Employee rendered services.

ARTICLE 12

CHANGE IN CONTROL PROVISIONS

Section 12.1. Impact of Change in Control. The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change in Control” of the Company, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock becomes free of all restrictions and limitations and becomes fully vested, (c) all Performance Awards (including cash Awards under Section 11) shall be considered to be earned and payable (either in full or pro-rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

Section 12.2. Assumption Upon Change in Control. Notwithstanding the foregoing, the terms of any Award Agreement may also provide that, if in the event of a Change in Control the successor company assumes an Award or substitutes for an Award as provided in Section 12.3, then each outstanding Award assumed or substituted for shall not be accelerated as described in Section 12.1.

Section 12.3. Committee Discretion Upon Change in Control. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion, determine that, upon the occurrence of a Change in Control of the Company, any Award outstanding as of the effective date of such Change in Control will be cancelled in consideration for a cash payment or alternative Award (whether from the Company or another entity that is a party to the Change in Control) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award (as determined by the Committee in its sole and absolute discretion); provided, that with respect to any Option or SAR, if the Committee determines to cancel such Award in exchange for a cash payment and if the Fair Market Value on the date of the Change in Control does not exceed the exercise or reference price of such Award, the Committee may cancel that Award without any payment of consideration therefor.

ARTICLE 13

GENERALLY APPLICABLE PROVISIONS

Section 13.1. Exercise of Options/Stock Appreciation Rights. Vested Options and Stock Appreciation Rights granted under the Plan shall be exercised by the Optionee thereof or holder of such Stock Appreciation Right (or by his or her executors, administrators, guardian or legal representative, or by a Permitted Assignee) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased or covered thereby, accompanied by payment of the full purchase price for the Shares being purchased under the Option. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the Consent of the Committee and only for Non-Qualified Stock Options, through net exercise, upon which such Participant electing such net exercise shall receive a number of Shares equal to the aggregate number of Shares being purchase upon exercise of such Option less the number of Shares having a Fair Market Value equal to the aggregate purchase price of the Shares as to which the Option is being exercised, (iv) through any other method mentioned in an Award Agreement, or (v) with the consent of the Committee, any combination of (i), (ii), (iii), or (iv). The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option or Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option or Stock Appreciation Right as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person holding or exercising an Option or Stock Appreciation Right shall have any of the rights of a holder of Shares subject to such Option or Stock Appreciation Right, including any right to vote or receive dividends or distributions, until such Option or Stock Appreciation Right has been exercised. Except as provided in Section 13.6, no adjustment shall be made for cash dividends or other rights for which the record date is prior to such date of exercise.

Section 13.2. Non-Transferability. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award (other than (x) an Option that is intended to be an Incentive Stock Option, (y) a Tandem Stock Appreciation Right and (z) a Restricted Stock Award) with the written consent of the Committee to the Participant’s spouse, children, and/or trusts, partnerships, or limited liability companies established for the benefit of the Participant’s spouse and/or children (each approved transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. An Award that is transferred to a Permitted Assignee (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the Award agreement.

Section 13.3. Termination of Employment. Unless the Committee otherwise determines, in the event of the termination of employment with the Company or any Affiliate of the Company of an Optionee or holder of a Stock Appreciation Right who is an employee or the termination or separation from service with the Company or any Affiliate of the Company of an advisor, consultant or a Director (who is an Optionee or holder of a Stock Appreciation Right) for any reason (other than death or total disability, as provided below), any Option(s) or Stock Appreciation Right(s) granted to such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) under this Plan and not previously exercised or expired, to the extent vested on the date of such termination or separation, shall be exercisable as of such termination for a period not to exceed three (3) months after the date of such termination or separation, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.

Section 13.4. Death. In the event an Optionee or holder of a Stock Appreciation Right dies while employed by the Company or any Affiliate of the Company or while serving as a Director, advisor or consultant of the Company or any Affiliate of the Company, as the case may be, any Option(s) or Stock Appreciation Right(s) held by such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such

Optionee or Stock Appreciation Right or by any person who acquired such Option or Stock Appreciation Right by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee or holder of a Stock Appreciation Right, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.

Section 13.5. Disability. In the event of the termination of employment with the Company or any Affiliate of the Company of an Optionee or holder of a Stock Appreciation Right or separation from service with the Company or any Affiliate of the Company of an Optionee or holder of a Stock Appreciation Right who is a Director, advisor or consultant of the Company or any Affiliate of the Company due to total disability, the Optionee or holder of a Stock Appreciation Right, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option or Stock Appreciation Right that has not expired or been previously exercised and that the Optionee or holder of the Stock Appreciation Right was eligible to exercise as of the first date of total disability (as determined by the Committee), at any time within one year after such termination or separation, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right. The term “total disability” shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

Section 13.6. Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affecting the Shares with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable adjust (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, and (iv) the Performance Criteria expressed in whole or in part on a per Share basis; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code (unless otherwise agreed by the Committee and the holder of such Incentive Stock Option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award). Any adjustments made by the Committee shall be binding on all Participants. If the Committee determines that an adjustment in accordance with the provisions of this Section 13.6 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.

Section 13.7. Amendment and Modification of the Plan. The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Sections 162(m) and 422 of the Code, or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that such Compensation Committee may not amend the Plan without the approval of the Company’s stockholders (i) to increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 13.6), (ii) to materially increase the benefits of the Plan available to Participants, or (iii) to materially modify the requirements for participation in the Plan. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Optionee’s or Participant’s consent.

Section 13.8. Validity of Awards. The validity of any Award or grant of Options made pursuant to this Plan shall remain in full force and effect and shall not be affected by the compliance or noncompliance with Section 162(m) of the Code or Rule 16b-3 of the Exchange Act.

Section 13.9. Repricing. Except as provided in Section 13.6, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the reference price for Stock Appreciation Rights, nor may outstanding Options or Stock Appreciation Rights be cancelled in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or reference price that is less than the respective exercise price or reference price of the cancelled Options or Stock Appreciation Rights, without approval of the Company’s stockholders.

Section 13.10. Minimum Vesting Periods. Unless otherwise approved by the stockholders of the Company, any Award payable or denominated in Shares and which is (i) performance-based shall have a minimum vesting period of one year or (ii) tenured (time-based) shall have a minimum vesting period of three years (with ratable vesting of no more than one-third of the aggregate applicable Award per calendar year). Notwithstanding the foregoing, such minimum vesting periods shall not apply to: (A) accelerated vesting upon the death, Disability, Retirement or Involuntary Termination of a Participant, (B) accelerated vesting upon a Change in Control, liquidation of the Company or the filing by the Company of a certificate of dissolution, (C) 5% of the total number of Shares reserved for issuance under Section 3.1 of the Plan, or (D) regularly scheduled annual Awards to non-employee Directors with a vesting period at least equal to the regular term of service for which Directors are elected in that year.

ARTICLE 14

MISCELLANEOUS

Section 14.1. Tax Withholding. The Company or any Affiliate of the Company shall have the right to make all payments or distributions made pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes as it determines in its discretion are required to be paid as a result of the grant of any Award, exercise of an Option or Stock Appreciation Right or any other event occurring pursuant to this Plan. The Company or any Affiliate of the Company shall have the right to withhold from wages or other payments otherwise payable to such Participant (or a Permitted Assignee thereof) such withholding taxes as it determines in its discretion may be required by law, or to otherwise require the Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or any Affiliate of the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay required withholding taxes, the Participant (or Permitted Assignee) may make an election, which may be accepted or rejected in the discretion of the Committee or its authorized delegate, to have withheld a portion of the Shares then issuable to the Participant (or Permitted Assignee) pursuant to the Plan, having an aggregate Fair Market Value equal to the required withholding taxes.

Section 14.2. Right of Discharge Reserved. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, Director, consultant, advisor or other individual the right to continue in the employment or service of the Company or any Affiliate of the Company or affect any right that the Company or any Affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee, Director, consultant, advisor or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any Affiliate of the Company to the Optionee or Participant.

Section 14.3. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or any Affiliate of the Company and any Optionee, Participant or other person. To the extent any Optionee or Participant holds any rights by virtue of any grant or Award made under the Plan, such rights shall constitute general unsecured liabilities of the Company or any Affiliate of the Company and shall not confer upon any participant any right, title, or interest in any assets of the Company or any Affiliate of the Company.

Section 14.4. Legend. Any certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates, if any, to make appropriate reference to such restrictions.

Section 14.5. Listing and Other Conditions.

(1) As long as the Shares are listed on a national securities exchange or system sponsored by a national securities association, the issue of any Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system. The Company shall have no obligation to deliver such Shares unless and until such Shares are so listed; provided, however, that any delay in the delivery of such Shares shall be based solely on a reasonable business decision and the right to exercise any Option with respect to such Shares shall be suspended until such listing has been effected.

(2) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to any Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Award, and the right to any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(3) Upon termination of any period of suspension under this Section 14.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(4) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

Section 14.6. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may permit a Participant to exercise any exercisable Award until ten (10) days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine. In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the liquidation or upon the filing of a certificate of dissolution at the time and in the manner contemplated. To the extent an exercisable Award has not been previously exercised, such Award shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to an Award has not been waived by the Committee, such Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

Section 14.7. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

Section 14.8. Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her” and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

Section 14.9. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan at a meeting of the Company’s stockholders by the holders of a majority of the Shares voting thereon, provided such approval is obtained within twelve (12) months after the date of adoption of the Plan by the Board of Directors. Upon the Plan becoming so effective, the provisions of the Plan, as so amended and restated, shall apply to all Awards, including without limitation all outstanding Awards made under the Plan prior to the Effective Date; provided however that, the last sentence of Section 14.17 shall only be applicable to Awards granted after the Effective Date. Awards may be granted under the Plan at any time and from time to time after the effective date of the Plan and on or prior to June 21, 2021, the tenth anniversary of the original effective date of this Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have otherwise expired.

Section 14.10. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed for the Company and any Affiliate of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate of the Company, except as may be determined by the Committee or by the Directors or directors of the applicable Affiliate of the Company.

Section 14.11. Captions; Construction. The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein. References in this Plan to Articles, Sections or Exhibits shall mean Articles, Sections or Exhibits of this Plan, unless otherwise indicated. The term “including” as used in this Plan and any Exhibit shall be deemed followed by the words “without limitation.”

Section 14.12. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and the Participants.

Section 14.13. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

Section 14.14. Code Section 409A. All provisions of this Plan shall be interpreted in a manner consistent with Code Section 409A (including in a manner that would keep any Awards exempt from Code Section 409A if intended to be so exempt), and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other federal, state or local tax law. Tax consequences will depend, in part, upon the application of relevant tax law, including Code Section 409A, to the relevant facts and circumstances. Participant should consult a competent and independent tax advisor regarding the tax consequences of this Plan.

Section 14.15. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have rights with respect to such Award, unless and until such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of such Award.

Section 14.16. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside of the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the discretion of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization or as appropriate with respect to any employee on assignment outside his or her home country.

Section 14.17. Claw-back. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that an Award granted thereunder shall be cancelled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate of the Company or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate of the Company, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant engages in any activity referred to in the preceding sentence, such Participant will forfeit any gain realized on the vesting or exercise of such Award and/or must repay the gain to the Company. Additionally, by acceptance of any Award hereunder, a Participant acknowledges that such Award will be subject to any claw-back policy (or policies) adopted by the Company (or its Affiliates) as in effect from time to time.

EXHIBIT A

PERFORMANCE CRITERIA

Pursuant to Section 10.2, performance goals established for purposes of conditioning the grant of an Award shall be based on one or more of the following performance criteria (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, net sales, unit sales, revenues, market share, operating earnings, income before income taxes and extraordinary items, net income, pretax income before allocation of corporate overhead and bonus, earnings before income tax, earnings before interest and taxes and earnings before interest, taxes, gross margins, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified level of, or specified percentage increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or assets; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) appreciation in and/or maintenance of certain target levels in the Fair Market Value of the Company’s Shares or any other publicly-traded securities of the Company (x) the growth in the value of an investment in the Company’s Shares assuming the reinvestment of dividends; (xi) the attainment of a specified level of, or specified percentage rate of change in, all or certain costs, inventory, assets (specified or total) and/or working capital; and/or (xii) the attainment of a specified level of, or specified percentage rate of change in, customer satisfaction, employee satisfaction, diversity, and/or retention. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or Affiliate, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other peer companies and/or to the extent applicable such Performance Criteria may be measured on an aggregate or per share basis. To the extent permitted under Code Section 162(m) (including compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.